WARRANT ISSUANCE AGREEMENT

This WARRANT ISSUANCE AGREEMENT (this “Agreement”) is made and entered into as of September 19, 2008 by and between RAIT FINANCIAL TRUST, a Maryland real estate investment trust (the “Company”), and Cedric LLC, a Delaware limited liability company or its registered assigns or successors (the “Recipient”).

The Company desires to issue and the Recipient desires to receive a warrant substantially in the form attached hereto as Exhibit A (the “Warrant”) to purchase shares of the Company’s common shares of beneficial interest as described therein (the “Warrant Shares”), on the terms and conditions set forth herein, in partial consideration for the Recipient (i) entering into that certain Agency Agreement, dated as of the Effective Date (as amended, restated, supplemented or otherwise modified from time to time, the “Agency Agreement”), between the Recipient, Cedric LLC as calculation agent, and Wilmington Trust Company (“WTC”) and (ii) providing the financing for that certain Master Repurchase Agreement, dated as of the Effective Date (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and between Taberna Loan Holdings I, L.L.C, as Seller and WTC, as agent for the Recipient, as Buyer.

Terms used herein without definition which are defined in the Repurchase Agreement have the meanings ascribed to them therein, unless otherwise indicated or the context clearly requires otherwise.

In consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Purchase of Warrant. Subject to the terms and conditions of this Agreement, the Recipient agrees to receive the Warrant from the Company and the Company agrees to issue to the Recipient the Warrant in partial consideration for the Recipient entering into the Agency Agreement and providing the financing pursuant to the Repurchase Agreement. The Warrant shall be issued to the Recipient upon execution of the Agency Agreement and the Repurchase Agreement.

2. Representations and Warranties of the Company. In connection with the issuance of the Warrant, the Company represents and warrants to the Recipient as of the date hereof as follows:

2.1 Organization. The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. Each Subsidiary of the Company (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, and (c) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

2.2 Capitalization. The authorized and issued capital of the Company consists, or will consist, immediately prior to the consummation of the transactions contemplated by this Agreement and the Repurchase Agreement, of:

(a)

i.	200,000,000 Common Shares of the Company authorized; 64,901,929 Common Shares of the Company outstanding,

ii.	25,000,000 preferred shares of the Company authorized;

iii.	2,760,000 shares of 7.75% Series A cumulative redeemable preferred shares of beneficial interest outstanding;

iv.	2,258,300 shares of 8.375% Series B cumulative redeemable preferred shares of beneficial interest outstanding;

v.	1,600,000 shares of 8.875% Series C cumulative redeemable preferred shares of beneficial interest outstanding;

vi.	695,077 Common Shares reserved for issuance under outstanding options, phantom shares or phantom units granted under the Company’s incentive award plan, or any predecessor or additional equity compensation plans adopted by the Company (2,998,218 Common Shares remain available for issuance under the Company’s incentive award plan);

vii.	12,192,145 Common Shares which have been registered for resale upon conversion of the Company’s 6.875% Convertible Senior Notes due 2027.

(b) Except for the common shares of beneficial interest (“Common Shares”), outstanding options, phantom shares, phantom units, convertible debt instruments and preferred shares of beneficial interest, each as described above, capital issued or issuable under the Company’s incentive award plan (or any successor or additional equity compensation plan adopted by the Company), capital issued or issuable under the Company’s dividend reinvestment and share purchase plan (or any successor or additional dividend reinvestment and share purchase plan adopted by the Company) or capital issuable pursuant to (a)(vii) above, and the Warrant to be issued hereunder, there is no additional outstanding capital stock and there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock or all or substantially all of the assets of the Company, whether by purchase, merger, reorganization, recapitalization or otherwise.

2.3 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Warrant (as such may be amended or modified from time to time, together, the “Transaction Agreements”), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Common Shares issuable upon exercise of the Warrant, has been taken or will be taken prior to the date hereof, and this Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy or insolvency laws.

2.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by any of the Transaction Agreements, except for filings pursuant to applicable state securities laws and the Securities Act of 1933, as amended (the “Act”), which filings will be effected within the time prescribed by law.

2.5 Compliance with Other Instruments. The execution, delivery and performance of the Warrant and the consummation of the transactions contemplated hereby or thereby do not and will not result in any such violation or conflict, or constitute, with or without the passage of time and giving of notice, either a default or breach under any such provision, instrument, judgment, order, writ, decree, mortgage, agreement or contract.

2.6 Offering. Assuming the accuracy of the representations and warranties of the Recipient contained in Section 3 hereof, the offer, issue and sale of the Warrant is exempt from the registration and prospectus delivery requirements of the Act, and has been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

2.7 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against or involving the Company or any of its Subsidiaries with respect to the issuance of the Warrant, the Warrant Shares or the performance by the Company of its obligations hereunder or thereunder. Neither the Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal with respect to the issuance of the Warrant, the Warrant Shares or the performance by the Company of its obligations hereunder or thereunder.

2.8 Tax Matters.

(a) The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine, or penalty levied against any of them, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided. The Company and its Subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company and its subsidiaries have not been finally determined. The Company has no knowledge of any tax deficiency that has been or might be asserted or threatened against the Company.

(b) On the Closing Date, all stock transfer taxes or other similar fees or charges (other than income taxes) under federal law or the laws of any state, or any political subdivisions thereof, that are required to be paid in connection with the sale and transfer of the Warrants to be sold to the Recipient hereunder will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

(c) The Company, (i) for its current “tax year” (as defined in the Code) is, and for all future tax years will be, organized in conformity with the requirements for qualification as a REIT, and its actual method of operations and its proposed method of operations will enable it to meet the requirements for qualification and taxation as a REIT, (ii) for all prior tax years qualified as, a REIT as defined in Section 856 of the Code and is and was entitled to a dividends paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims or claimed a deduction on its Form 1120- REIT filed with the United States Internal Revenue Service for such year.

2.9 Brokers. There are no claims for brokerage commissions, finder’s fees or investment banking fees in connection with the transactions contemplated by this Agreement.

3. Representations and Warranties of the Recipient. In connection with the purchase of the Warrant, the Recipient represents and warrants to the Company as of the date hereof as follows:

3.1 Sophistication. The Recipient is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Recipient is acquiring the Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act.

3.2 Lack of Registration. The Recipient understands that the Warrant and the shares of Common Shares issuable upon exercise of the Warrant (collectively, the “Securities”) have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Recipient’s investment intent as expressed herein.

3.3 Holding Period. The Recipient further understands that the Securities must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Recipient is aware of the provisions of Rule 144, promulgated under the Act.

3.4 Accredited Investor; Residence. The Recipient is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act and is a Delaware limited liability company whose principal office is located in New York.

4. Legends. The Recipient acknowledges and understands that the instruments evidencing the Securities shall bear the legends as specified in the Warrant (and any other legends required under state or federal securities laws in the opinion of legal counsel for the Company).

5. Indemnification.

5.1 In consideration of the Recipient’s execution and delivery of this Agreement and acquiring the Warrant hereunder and, in addition to all other obligations of the Company under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Recipient from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether the Recipient is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements, incurred by the Recipient as a result of the breach of any representation or warranty of the Company contained in this Agreement.

5.2 In consideration of the Company’s execution and delivery of this Agreement and issuing the Warrant hereunder and, in addition to all other obligations of the Recipient under this Agreement, the Recipient shall defend, protect, indemnify and hold harmless the Company from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether the Company is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements incurred by the Company as a result of the breach of any representation or warranty of the Recipient contained in this Agreement.

6. General Provisions.

6.1 Entire Agreement; Severability. This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement..

6.2 Successors and Assigns. This Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto, to the extent provided herein, and shall be enforceable by such parties, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Recipient (and any such purported assignment or transfer by the Company without such consent of the Recipient shall be null and void).

6.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

6.4 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) THE PARTIES HERETO HEREBY AGREE TO THE NON–EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. PARTIES HERETO HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, PARTIES HERETO HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO AND THEIR AFFILIATES, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS WARRANT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

6.5 Counterparts. This Warrant Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

6.6 Waiver or Amendment. No amendment, waiver or other modification of any provision of this Agreement is effective without the written agreement of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any provision of this Agreement may be waived by the either of parties hereto; provided, that no failure or delay on the part of the waiving party in exercising any right, power or privilege hereunder and no course of dealing with respect to any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which either of the parties hereto would otherwise have. No notice to or demand on the Company in any case entitles the Company to any other or further notice or demand in similar or other circumstances or constitutes a waiver of the rights of the Recipient to any other or further action in any circumstances without notice or demand.

6.7 Remedies. The Company stipulates that the remedies at law of the Recipient in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement may not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. No remedy conferred in this Agreement on the Recipient is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any other agreement, document or instrument or now or hereafter existing at law or in equity or by statute or otherwise.

6.8 Acknowledgement.Error! Bookmark not defined. Each party hereto hereby acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Warrant Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

COMPANY:

RAIT FINANCIAL TRUST

a Maryland real estate investment trust

By: /s/ Jack E. Salmon

Name: Jack E. Salmon Title: Chief Financial Officer

RECIPIENT:
Cedric LLC
By:	/s/ Joseph R. Wekselblatt

Name: Joseph R. Wekselblatt Title: Chief Financial Officer

EXHIBIT A

Form of Warrant